                                                                    EXHIBIT 12

                           TELE-COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
               Calculation of Ratios of Earnings to Fixed Charges
                    (amounts in millions, except for ratios)
                                  (unaudited)



                                                                                              Year Ended December 31,
                                                                           --------------------------------------------------------
                                                                                    1989      1990      1991      1992(a)   1993(a)
                                                                           --------------------------------------------------------
Earnings (losses) from continuing operations before income taxes              $    (389)     (308)     (108)        45       161

Add:
 Interest on debt                                                                   895       990       928        815       738
 Interest portion of rentals                                                         19        23        23         22        23
 Amortization of debt expense                                                         5         6         6          9        12
 Distributions from and (earnings) losses of less than
   50%-owned affiliates with debt not guaranteed by TCI                              46        34       (27)       (10)       26
 Minority interests in earnings (losses) of consolidated
   subsidiaries, including preferred stock dividend requirement
   of consolidated subsidiaries                                                     (36)      (63)       24        277        13
 Elimination of preferred stock dividend requirement
   of consolidated subsidiaries to 50%-owned affiliates                             (31)      (36)      (42)      (250)     -
 Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                             25        15        23        175      -
                                                                           -------------------------------------------------------
 Earnings available for fixed charges                                         $     534       661       827      1,083       973
                                                                           =======================================================

Fixed charges:
 Interest on debt:
 TCI and consolidated subsidiaries                                            $     766       868       826        718       731
 Elimination of interest of consolidated subsidiaries to
   50%-owned affiliates                                                             (51)      (51)      (47)       (36)     -
 TCI's proportionate share of interest of 50%-owned
   affiliates                                                                       180       173       149        133         7
                                                                           -------------------------------------------------------
                                                                                    895       990       928        815       738

 Interest portion of rentals                                                         19        23        23         22        23
 Amortization of debt expense                                                         5         6         6          9        12
 Preferred stock dividend requirements of consolidated
   subsidiaries                                                                      46        56        61        281        14
 Elimination of preferred stock dividend requirements of
   consolidated subsidiaries to 50%-owned affiliates                                (31)      (36)      (42)      (250)     -
 Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                             25        15        23        175      -
 Capitalized interest                                                                 5         6         5          6         9
                                                                           -------------------------------------------------------
 Total fixed charges                                                          $     964     1,060     1,004      1,058       796
                                                                           =======================================================

 Ratio of earnings to fixed charges                                               -         -         -           1.02      1.22

 Deficiency                                                                   $    (430)     (399)     (177)      -        -


                                                                                        Three Months
                                                                                       Ended March 31,
                                                                                  -----------------------
                                                                                     1993(a)      1994(a)
                                                                                  -----------------------
Earnings (losses) from continuing operations before income taxes                       91           63

Add:
 Interest on debt                                                                     183          180
 Interest portion of rentals                                                            6            6
 Amortization of debt expense                                                           3            3
 Distributions from and (earnings) losses of less than
   50%-owned affiliates with debt not guaranteed by TCI                                (9)         (12)
 Minority interests in earnings (losses) of consolidated
   subsidiaries, including preferred stock dividend requirement
   of consolidated subsidiaries                                                         5            3
 Elimination of preferred stock dividend requirement
   of consolidated subsidiaries to 50%-owned affiliates                             -            -
 Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                            -            -
                                                                                  ----------------------
 Earnings available for fixed charges                                                 279          243
                                                                                  ======================

Fixed charges:
 Interest on debt:
 TCI and consolidated subsidiaries                                                    181          178
 Elimination of interest of consolidated subsidiaries to
   50%-owned affiliates                                                             -            -
 TCI's proportionate share of interest of 50%-owned
   affiliates                                                                           2            2
                                                                                  ----------------------
                                                                                      183          180

 Interest portion of rentals                                                            6            6
 Amortization of debt expense                                                           3            3
 Preferred stock dividend requirements of consolidated
   subsidiaries                                                                         2            2
 Elimination of preferred stock dividend requirements of
   consolidated subsidiaries to 50%-owned affiliates                                -            -
 Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                            -            -
 Capitalized interest                                                                   1            3
                                                                                  ----------------------
 Total fixed charges                                                                  195          194
                                                                                  ======================

 Ratio of earnings to fixed charges                                                  1.43         1.25

 Deficiency                                                                         -            -

                                                                     (continued)


(a) Preferred stock dividend requirements have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements. The effective income tax rate utilized for purposes of increasing preferred stock dividend requirements in 1993 has been adjusted to exclude the effect of the federal income tax rate change in the third quarter of 1993.

                           TELE-COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
         Calculation of Ratios of Earnings to Fixed Charges, continued
                    (amounts in millions, except for ratios)
                                  (unaudited)

Fixed charges related to interest on debt of less than 50%-owned affiliates guaranteed by TCI:

 Years ended December 31,
   1989                                                 $        745
   1990                                                          710
   1991                                                          506
   1992                                                        2,517
   1993                                                       13,833

 Three Months Ended March 31,
   1993                                                 $        629
   1994                                                        3,458